EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 11, 2005 relating to the financial statements of The Frontier Fund and our report dated September 30, 2005, relating to the statements of financial condition of Equinox Fund Management, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “EXPERTS” in such Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

November 14, 2005